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                                                                   Exhibit 3.16


                                     BY-LAWS

                                       OF

                         FLY ASH PRODUCTS, INCORPORATED

                                    ARTICLE I

                           Name, purpose and location

      SECTION I: The name of this corporation is FLY ASH PRODUCTS, INCORPORATED.

      SECTION II: The nature of the business of the corporation, its objects, powers, and purposes to be transacted, promoted, or carried on by it are set forth in the Articles of Incorporation.

      SECTION III: The corporation's principal office shall be located at 511 Commerce Street, P. O. Drawer 8597, Pine Bluff, Jefferson County, Arkansas, until changed or additional offices authorized by action of the Board of Directors.

                                   ARTICLE II

                                  Capital Stock

      SECTION I: The amount of capital stock shall be 1,000 shares of common stock at a par value of $ .10 per share.

      SECTION II: All certificates of stock shall be signed by the President and Secretary- Treasurer, and shall be sealed with the corporate seal.

      SECTION III: Transfers of stock shall be made only on the books of the corporation; and any purported transfer shall not be complete until transferred on such books and the old
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certificates, properly endorsed, shall have been surrendered and canceled before a new certificate is issued. The stock books of the corporation shall be closed against transfers for a period of 30 days prior to the date of payment of a dividend and for 10 days before each annual meeting of the stockholders. Any and all transfer tax that may be required on any transfer must be paid before transfer and paper record is made thereof.

      SECTION IV: That 30 days prior to the annual stockholders' meeting, any stock paid for to that date but unissued upon any subscription contract or otherwise, shall be forthwith issued and delivered to the subscribing stockholder, who shall be entitled to participate in the annual stockholders' meeting and to receive a pro rata share of the dividends as if the stock had been issued for the entire year preceding.

      SECTION V: In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation. Any such certificate shall be marked "Duplicate" on its face.

      SECTION VI: No stock shall be issued on original issue to any person not a bona fide resident of the State of Arkansas and then only after satisfactory investigation of his residency shall have been made.

      SECTION VII: Certificates of stock shall be issued in numerical order from the stock book on a form not inconsistent with the Articles of Incorporation and shall be prepared and approved by the Board of Directors. A record of each certificate shall be kept on the stock certificate book.


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      SECTION VIII: Dividends to be paid on stock shall be paid pro rata for each share and in such amounts as may be declared by the Board of Directors, either in cash, or by stock dividend. No dividend shall be made which would impair the capital of the corporation.

      SECTION IX: Each share of stock shall entitle its holder, as shown on the corporate records, to vote one vote, either in person or by proxy at any stockholders' meeting. Unissued stock shall be non-voting. Treasurer's stock shall be non-voting.

      SECTION X: No stock shall be issued without payment in cash, or property, or services.

                                  ARTICLE III

                            Officers and their Duties

      SECTION I: The officers of this corporation shall be a President, a Vice-President, a Secretary and a Treasurer, who shall be elected by the Board of Directors for a term of one year. The office of the Secretary and Treasurer may be occupied by the same individual. Upon proper authorization of the Board of Directors, the Board of Directors may elect a Chairman of the Board of Directors.

      SECTION II: The offices to be filled shall be by majority vote of the Board of Directors at the annual Board of Directors' meeting. Vacancies may be filled by the Board of Directors for the balance of the year prior to the next annual Board of Directors' meeting when such vacancy occurs or the office is declared to be vacant for the first time.

      SECTION III: The President shall preside at all Directors' meetings, provided a Chairman of the Board shall not have been elected, and at all Stockholders' meetings; sign all stock certificates; have general supervisory duties over the affairs of the corporation and over the


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other officers and directors; and shall perform the general overall duties commensurate with his office and as required in the regular course of business of the corporation, including the purchase, acquisition or disposition of the properties of the corporation. He shall co-sign checks, unless otherwise designated by the Board of Directors.

      SECTION IV: The Vice-President shall assume all duties of the President in his absence or incapacity, and shall perform such duties as may be assigned by the President.

      SECTION V: The Secretary shall give all notices required by the By-laws, Board of Directors, and the President. He shall keep accurate and complete minutes of all meetings subject to the examination of any stockholder, officer, or director at any time after reasonable notice of such demand for examination. The Secretary shall sign all stock certificates and keep accurate record of all stock transactions, and perform all required duties commensurate with the issuance of stock and the ordinary duties of a corporate secretary.

      SECTION VI: The Treasurer shall keep an accurate record of the finances of the corporation, maintain a bank account and the records of financial standing of the corporation and make a report thereof to the Board of Directors at each regular meeting thereof; and shall furnish an annual report thereof to the stockholders at the annual meeting; and furnish such other reports as required by the President. The annual report to the stockholders shall be audited by a certified public accountant prior to its submission, unless the Board of Directors otherwise directs. The Treasurer shall sign all checks of the corporation, unless the Board of Directors otherwise directs.

      SECTION VII: Upon proper motion and direction of the Board of Directors, an Assistant Treasurer and an Assistant Secretary may be authorized and their duties shall be the same as the Treasurer and Secretary respectively.


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      SECTION VIII: Provided a Chairman of the Board of Directors be established by the Board of Directors, his duties shall consist of the general supervision of the Board of Directors, the preparation of and submission of such business as should properly come before the Board of Directors and he shall preside over each meeting of the Board of Directors.

      SECTION IX: The officers of the corporation shall receive such compensation for their services as may be set by unanimous vote of the Board of Directors. All officers shall be stockholders.

                                   ARTICLE IV

                        Directors and Directors' Meetings

      SECTION I: The business and property of the corporation shall be generally managed by the Board of Directors of a minimum of 3 and a maximum of 7 members, who shall be elected by the stockholders for the term of one year at the annual stockholders' meeting. Each director must be a stockholder of the corporation. The President shall be governed in his activity of management of the corporate affairs by the Board of Directors.

      SECTION II: The Board of Directors shall hold an annual meeting immediately subsequent to the annual meeting of the stockholders at which time the newly elected members thereof shall take office for the ensuing year. No notice of this meeting shall be required in advance of the annual stockholders' meeting.

      SECTION III: The Board of Directors shall hold such other meetings as called by the Board of Directors, the President or, in the President's absence, by the Secretary, and the Chairman of the Board, if elected. Notice of the place and time and purpose of any call meeting of the Board shall be mailed to the also known address of each member of the Board of Directors


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at least 2 days in advance of such meeting date by the Secretary. Notice of any meeting of the Board of Directors may be waived prior to, at, or after the meeting.

      SECTION IV: Two-thirds of the number of elected members of the Board of Directors shall constitute a quorum for any meeting and a majority of those present shall constitute an active Board.

      SECTION V: The Board of Directors shall at each annual Board of Directors' meeting pass upon the advisability of declaring dividends, either cash or stock.

                                    ARTICLE V

                     Stockholders and Stockholders' Meetings

      SECTION I: Each Stockholder of this corporation, upon any original issue of stock, shall be a bona fide resident of the State of Arkansas, as of the time of its issue.

      SECTION II: Any holder of stock, as shown upon the stock book of the corporation, shall be entitled to one vote for each share of stock at any meeting of the stockholders. Each shall be entitled to all other rights and privileges afforded by ownership of stock in the Corporation.

      SECTION III: An annual meeting of the stockholders shall be held on the date set by the Board of Directors during the fourth week of January of each year. Notice of the time and place of said meeting shall be mailed to the last known address, as shown upon the records of the corporation, of each stockholder by the Secretary at least 10 days prior to such meeting. Notice may be waived in writing before, at, or after such meeting in the presence, either in person or by proxy, shall constitute waiver of such notice.


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      SECTION IV: Special meetings of the stockholders may be called by the
Board of Directors at designated times and places as may be set. Notice of such special meetings of the stockholders shall be mailed to the last known address, as shown on the records of the corporation, at least 10 days in advance of such meeting. The notice shall include the purposes of said meeting. Notice may be waived in writing before, at, or after such meeting in presence in person or by proxy and shall constitute waiver of notice.

      SECTION V: The stockholders shall elect a minimum of 3 and a maximum of 7 directors at each annual meeting by majority vote. Each stockholder shall be entitled to vote for each director.

      SECTION VI: A majority vote of outstanding stock may amend the Articles of Incorporation.

                                   ARTICLE VI

                                   Amendments

      SECTION I: These By-laws may be amended by 3/5 vote of the filled positions of the Board of Directors. Notice of the amendments so made shall be announced at each subsequent annual meeting of the stockholders.

      Adopted this _____ day ____________, 19__.


                                          --------------------------------------
                                          Secretary


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